Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SHF Holdings, Inc. on Form 10-Q for the annual period ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Terrence E. Mendez, Chief Executive Officer of SHF Holdings, Inc., certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2025

/s/ Terrance E. Mendez
Terrance E. Mendez
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Accounting Officer)